Exhibit 10.3

Chan, Sze Wan Mandy

11/F, DAILY HOUSE, 35-37 HAIPHONG ROAD,

TSIM SHA TSUI, HONG KONG.

As set forth herein, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby conclude the following agreement (this “Agreement”), which shall be legally binding on each of them, with respect to the payment of a Advisor fee between OFFICE FOR FINE ARCHITECTURE LIMITED a limited liability company organized under the laws of Hong Kong special administrative region of the Peoples’ Republic of China (the “Company”), and Chan, Sze Wan Mandy (“Mergers and Acquisitions Advisor”), a brokerage firm and/or the principal regulated by the [Hong Kong Securities and Futures Commission] (the “SFC”).

Advisor agrees to act as M&A advisor and Business Development Advisor to use commercially reasonable efforts to deal with the Merger Target, Global business partner, for the business combination, global market expansion, business partnership in accordance with the terms and conditions of this Agreement and the

Advisor represents, warrants and covenants that it (including for the avoidance of doubt, all of its principals, directors, officers, employees, authorized agents, and associated, affiliated and supervised persons (collectively, “Reps”)) shall comply throughout the term of this Agreement with both (i) the applicable Hong Kong laws, rules and regulations in relation to the Advisor’s business activities, including, without limitation, the [Hong Kong Securities and Futures Ordinance] and the applicable rules and regulations of the SFC.

For each TARGET PARTNER and or Investor introduced by Advisor who participates in the Business Combination, Advisor shall be entitled to the Advisor Fee as defined and set forth on Schedule A attached hereto. Notwithstanding any other provision of this Agreement to the contrary, Company’s obligation to pay such Advisor’s Fees are contingent upon Company’s business combination completed closing.

Either the Company or the Advisor may terminate this Agreement for any reason at any time. Company’s obligation to pay such Advisor’s Fees to the Advisor shall survive termination of this Agreement. Each party shall bear its own expenses in connection with the services and transactions contemplated under this Agreement.

Advisor agrees to provide such written assurances and documentation to Company, including as to its U.S. activities (if any) and non-U.S. activities and the status of its registrations, regulated activity and licenses, or exemptions from such requirements, as applicable, as Company reasonably requests in furtherance of Advisor compliance with FINRA Rule 2040. Without limiting the foregoing, Advisor agrees (i) to provide a disclosure statement in form satisfactory to Company to each TARGET PARTNER introduced by Advisor prior to receipt or acceptance of any completed Business Combination agreement by Advisor and (ii) unless otherwise permitted by Company, promptly and no later than the closing of the Business Combination, provide copies to Company of a signed acknowledgement of the disclosure statement by each TARGET PARTNER introduced by Advisor, acknowledging Advisor’s receipt of compensation in connection with the Business Combination. A fonn of such documentation required in the preceding (i) and (ii) satisfactory to Company is attached hereto as Exhibit A.

Each party agrees to keep confidential, not disclose and safeguard the confidential (including proprietary) information of the other party and the Issuer, except as required by Applicable Regulatory Law. Each party hereto shall be solely responsible and fully liable for its own acts and omissions and the acts and omissions of such party’s Reps and for its own use of Communications (as defined under FlNRA Rule 2210). Each party agrees to indemnify, defend, and hold harmless the other party and its Reps from and against any and all losses, claims, damages, liabilities, and expenses, arising out of any breach by such party of this Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong, without giving effect to the choice/conflicts of law principles. In the event of any dispute or claim under this Agreement the parties agree to use arbitration conducted within Hong Kong in accordance with the rules of FINRA then in effect and consent and submit to the jurisdiction of Hong Kong with respect to the entering of any arbitration judgment.

Each party may terminate this Agreement upon thirty days’ prior written notice or immediately upon a material breach of this Agreement which breach has not been cured within five days after notice. However s right to received compensation already earned shall not be affected by termination unless the payment thereof is prohibited by any law or regulation described herein. For instance, no compensation will be payable hereunder if payment of such compensation would be in violation of FINRA Rule 2040 or other Applicable Regulatory Law. Upon its execution and delivery, this Agreement will constitute a valid and binding agreement enforceable against each party in accordance with its tcrn1s. Execution and performance of this Agreement, and receipt of the compensation described herein, will not result in a violation of law or breach of any other agreement, arrangement or instrument. The invalidity or unenforceability of any provision in this Agreement shall not in any way affect the validity or enforceability of any other provision. Nothing herein is intended or shall be construed as creating a partnership or joint venture. This Agreement may not be amended or modified except in a writing signed by the parties. Although this Agreement sets out the entire agreement between the parties, the parties may enter into annexes or other agreements, modifications or supplements with respect to the subject matter here as it relates to electronic portals or platforms used by the parties. In addition to any provisions which by their terms survive termination, the confidentiality provisions and indemnification provisions hereunder shall survive termination. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Signatures of the parties hereto transmitted by facsimile or .pdf transmission or other electronic means shall be deemed to be their original signatures for all purposes.

Please confirm your acceptance of the terms of this Agreement by signing and returning one copy to the undersigned.

SCHEDULE A

1. .. The Company agrees to pay the Advisor for its services a professional service fee (“Service Fee” or “Securities”) of 300,000 shares of the Company’s common stock, which shall be issued to the Advisor upon signing this Agreement. The Company shall register the 300,000 shares on its initial registration statement to be filed with the SEC in connection with its initial public offering (“IPO”).

Please confirm that the foregoing correctly sets forth our agreement by signing below in the space provided and returning this Agreement to the Advisor for execution, which shall constitute a binding agreement as of the date first above written.

Thank you. We look forward to a mutually rewarding relationship.

Chan, Sze Wan Mandy

By:	/s/ Chan, Sze Wan Mandy
Name:
Title:

AGREED TO AND ACCEPTED

DATE: MARCH 26, 2024

OFFICE FOR FINE ARCHITECTURE LIMITED

By:	/s/ Wong, Li Hsien
Name:	Wong, Li Hsien
Title:	President

AGREED TO AND ACCEPTED DATE: MARCH 26, 2024